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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                February 1, 1999
                Date of report (Date of earliest event reported)

                         ASSISTED LIVING CONCEPTS, INC.
             (exact name of registrant as specified in its charter)


            NEVADA                        1-13498             93-1148702
(State or other jurisdiction of   Commission File Number    (I.R.S. Employer
incorporation or organization)                            Identification Number)

          11835 NE Glenn Widing Drive, Bldg. E, Portland, OR 97220-9057
               (Address of Principal Executive Offices) (Zip Code)

                                 (503) 252-6233
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS

         On February 1, 1999, Assisted Living Concepts, Inc. (the "Company") announced that it will restate its financial statements for the year ended December 31, 1997 and subsequent quarterly periods. The restatement is expected to reduce reported net income by approximately $1.6 million or $0.12 per diluted share for the year ended December 31, 1997 and by approximately $3.4 million or $0.19 per diluted share for the nine months ended September 30, 1998. This restatement will not change previously reported revenues or operating income for those periods. The Company also announced that it and American Retirement Corporation ("ARC") have mutually agreed to terminate the Agreement and Plan of Merger, dated as of November 18, 1998 (the "Merger Agreement") among the Company, ARC and Pioneer Merger Corporation ("Merger Corp."), pursuant to which Merger Corp. was to have merged with and into the Company, with the Company as the surviving entity (the "Merger"). In conjunction with such termination, the parties to the Merger Agreement have entered into a Termination and Release Agreement, dated January 31, 1999 (the "Termination Agreement") whereby they have released each other from any claims relating to the proposed Merger. The Company also announced that it will record a one-time charge in the fourth quarter of 1998 of approximately $1.0 million to cover costs related to the proposed Merger and that, as a result of the restatement and the impact of the proposed Merger and its subsequent termination, the Company expects to report significantly lower earnings for the quarter and for the year ended December 31, 1998.

         Copies of the Termination Agreement and the Company's press release dated February 1, 1999 have been filed as exhibits to this current Report on Form 8-K and are incorporated herein by reference.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b)   None.

(c) The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

              10. Termination and Release Agreement, dated January 31, 1999, among American Retirement Corporation, Pioneer Merger Corporation and Assisted Living Concepts, Inc.

              99. Press release dated February 1, 1999 of Assisted Living Concepts, Inc.
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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ASSISTED LIVING CONCEPTS, INC.



                                           By:    /s/ RHONDA S. MARSH
                                              Name:   Rhonda S. Marsh
                                              Title:  Vice President/Treasurer
                                                      Chief Accounting Officer


Date: February 1, 1999
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                                  EXHIBIT INDEX

EXHIBIT NO.           DOCUMENT DESCRIPTION

10.       Termination and Release Agreement, dated January 31,
          1999, among American Retirement Corporation, Pioneer
          Merger Corporation and Assisted Living Concepts, Inc.

99.       Press release dated February 1, 1999 of Assisted Living Concepts, Inc.